Exhibit 99.1

Paylocity Announces Fourth Quarter and Fiscal Year 2016 Financial Results

•                  Q4 2016 Total Revenue of $59.8 million, up 50% year-over-year

•                  FY 2016 Total Revenue of $230.7 million, up 51% year-over-year

Arlington Heights, IL. — August 9, 2016 — Paylocity Holding Corporation (Nasdaq: PCTY), a cloud-based provider of payroll and human capital management software solutions, today announced financial results for the fourth quarter and full fiscal year 2016, which ended June 30, 2016.

“Paylocity ended a record-setting fiscal year with a very strong fourth quarter highlighted by total revenue growth of 50% and recurring revenue growth of 51%, driven by strong sales and operational execution,” said Steve Beauchamp, President and Chief Executive Officer of Paylocity. “The 51% total revenue growth in fiscal year 2016 was a record for Paylocity, and was a result of our strong commitment to customer service, outstanding performance by our sales team and a continued focus on investment in product development.”

Fourth Quarter 2016 Financial Highlights

Revenue:

•                  Total revenue was $59.8 million, an increase of 50% from the fourth quarter of fiscal year 2015.

•                  Total recurring revenue was $57.8 million, representing 97% of total revenue and an increase of 51% from the fourth quarter of fiscal year 2015.

Operating Loss:

•                  GAAP operating loss was ($5.0) million, compared to an operating loss of ($4.3) million in the fourth quarter of fiscal year 2015.

•                  Non-GAAP operating loss was ($0.0) million, compared to a non-GAAP operating loss of ($1.3) million in the fourth quarter of fiscal year 2015.

Net Loss:

•                  GAAP net loss was ($5.4) million. This compares to a net loss of ($4.4) million for the fourth quarter of fiscal year 2015. Net loss per share was ($0.11) for the three months ended June 30, 2016 based on 51.1 million basic and diluted weighted average common shares outstanding. Net loss per share was ($0.09) for the three months ended June 30, 2015, based on 50.7 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net loss was ($0.4) million. This compares to non-GAAP net loss of ($1.5) million for the fourth quarter of fiscal year 2015. Non-GAAP net loss per share was ($0.01) for the three months ended June 30, 2016, based on 51.1 million basic and diluted weighted average common shares outstanding. Non-GAAP net loss per share was ($0.03) for the three months ended June 30, 2015, based on 50.7 million basic and diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $3.3 million compared to Adjusted EBITDA of $0.6 million in the fourth quarter of fiscal year 2015.

Fiscal Year 2016 Financial Highlights

Revenue:

•                  Total revenue was $230.7 million, an increase of 51% from fiscal year 2015.

•                  Total recurring revenue was $220.1 million, representing 95% of total revenue and an increase of 53% from fiscal year 2015.

Operating Income (Loss):

•                  GAAP operating loss was ($3.6) million, compared to an operating loss of ($13.9) million in fiscal year 2015.

•                  Non-GAAP operating income was $16.2 million, compared to non-GAAP operating income of $0.5 million in fiscal year 2015.

Net Income (Loss):

•                  GAAP net loss was ($3.9) million for fiscal year 2016. This compares to a net loss of ($14.0) million for fiscal year 2015. Net loss per share was ($0.08) for fiscal year 2016, based on 50.9 million basic and diluted weighted average common shares outstanding. For fiscal year 2015 net loss was ($0.28) per share based on 50.1 million basic and diluted weighted average common shares outstanding.

•                  Non-GAAP net income was $15.9 million. This compares to non-GAAP net income of $0.4 million in fiscal year 2015. Non-GAAP net income per share was $0.30 for fiscal year 2016 based on 53.5 million pro forma diluted weighted-average common shares outstanding. Non-GAAP net income per share was $0.01 for fiscal year 2015, based on 52.5 million pro forma diluted weighted-average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $28.4 million for fiscal year 2016 compared to Adjusted EBITDA of $8.2 million for fiscal year 2015.

Balance Sheet and Cash Flow:

•                  Cash and cash equivalents totaled $86.5 million at the end of the year.

•                  Cash flow from operations for fiscal year 2016 was $33.0 million compared to $11.1 million for fiscal year 2015.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of August 9, 2016, Paylocity is issuing guidance for the first quarter and full fiscal year 2017 as indicated below.

First Quarter 2017:

•                  Total revenue is expected to be in the range of $63.0 million to $64.0 million.

•                  Adjusted EBITDA is expected to be in the range of $4.5 million to $5.5 million.

•                  Non-GAAP net income is expected to be in the range of $0.5 million to $1.5 million, or $0.01 to $0.03 per share, based on approximately 54.0 million diluted weighted average common shares outstanding.

Fiscal Year 2017:

•                  Total revenue is expected to be in the range of $296.0 million to $298.0 million.

•                  Adjusted EBITDA is expected to be in the range of $36.0 million to $38.0 million.

•                  Non-GAAP net income is expected to be in the range of $19.0 million to $21.0 million, or $0.35 to $0.38 per share, based on approximately 55.0 million diluted weighted average common shares outstanding.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its fourth quarter and fiscal year 2016 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 41307524. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity is a provider of cloud-based payroll and human capital management, or HCM, software solutions for medium-sized organizations. Paylocity’s comprehensive and easy-to-use solutions enable its clients to manage their workforces more effectively.  Paylocity’s solutions help drive strategic human capital decision-making and improve employee engagement by enhancing the human resource, payroll and finance capabilities of its clients. For more information, visit www.paylocity.com.

Source: Paylocity

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income (loss) is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Non-GAAP net income (loss) and non-GAAP net income (loss) per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and the amortization of acquired intangibles. Pro forma diluted weighted-average number of common shares are adjusted for the weighted-average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, risks related to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products, such as ACA Enhanced, to its existing customers and new customers; Paylocity’s ability to service clients effectively; Paylocity’s ability to expand its sales organization to effectively address new geographies; Paylocity’s ability to continue to expand its referral network of third parties; Paylocity’s ability to accurately forecast revenue and appropriately plan its expenses; Paylocity’s ability to manage its growth effectively; Paylocity’s ability to forecast its tax position, including but not limited to the assessment of the need for a valuation allowance against its deferred tax position; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; future regulatory, judicial and legislative changes in its industry, including changes in ACA that could impact sales of the ACA Enhanced product; changes in the competitive environment in Paylocity’s industry and the market in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its 10-K filed with the SEC on August 14, 2015.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Consolidated Balance Sheets

(in thousands, except per share data)

	As of June 30,
	2015	2016
Assets
Current assets:
Cash and cash equivalents	$81,258	$86,496
Accounts receivable, net	1,115	1,681
Prepaid expenses and other	4,416	7,409
Deferred income tax assets, net	775	—

Total current assets before funds held for clients	87,564	95,586
Funds held for clients	591,219	1,239,622

Total current assets	678,783	1,335,208
Long-term prepaid expenses	403	845
Capitalized internal-use software, net	7,357	11,427
Property and equipment, net	16,061	26,787
Intangible assets, net	11,941	10,419
Goodwill	6,003	6,003

Total assets	$720,548	$1,390,689

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:

Accounts payable	$1,327	$1,621
Consideration related to acquisitions	511	—
Accrued expenses	16,430	24,979

Total current liabilities before client fund obligations	18,268	26,600
Client fund obligations	591,219	1,239,622

Total current liabilities	609,487	1,266,222
Deferred rent	2,607	4,646
Deferred income tax liabilities, net	874	249

Total liabilities	$612,968	$1,271,117

Stockholders’ equity
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2015 and 2016	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2015 and 2016, 50,703 and 51,132 shares issued and outstanding at June 30, 2015 and 2016, respectively	51	51
Additional paid-in capital	155,672	171,515
Accumulated deficit	(48,143)	(51,994)
Total stockholders’ equity	$107,580	$119,572
Total liabilities and stockholders’ equity	$720,548	$1,390,689

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Operations

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2015	2016	2015	2016
Revenues:
Recurring fees	$37,636	$57,042	$142,168	$217,416
Interest income on funds held for clients	547	742	1,901	2,688
Total recurring revenues	38,183	57,784	144,069	220,104
Implementation services and other	1,821	2,055	8,629	10,597
Total revenues	40,004	59,839	152,698	230,701
Cost of revenues:
Recurring revenues	11,750	18,273	46,366	66,131
Implementation services and other	6,366	8,308	24,530	31,954
Total cost of revenues	18,116	26,581	70,896	98,085
Gross profit	21,888	33,258	81,802	132,616
Operating expenses:
Sales and marketing	11,883	17,361	43,035	61,832
Research and development	5,513	7,749	19,864	26,736
General and administrative	8,756	13,188	32,824	47,598
Total operating expenses	26,152	38,298	95,723	136,166
Operating loss	(4,264)	(5,040)	(13,921)	(3,550)
Other income (expense)	(126)	(338)	54	(124)
Loss before income taxes	(4,390)	(5,378)	(13,867)	(3,674)
Income tax expense	39	34	105	177
Net loss	$(4,429)	$(5,412)	$(13,972)	$(3,851)
Net loss per share attributable to common stockholders:
Basic	$(0.09)	$(0.11)	$(0.28)	$(0.08)
Diluted	$(0.09)	$(0.11)	$(0.28)	$(0.08)
Weighted-average shares used in computing net loss per share attributable to common stockholders:
Basic	50,650	51,058	50,127	50,913
Diluted	50,650	51,058	50,127	50,913

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	For the Three Months Ended June 30,		For the Years Ended June 30,
	2015	2016	2015	2016
Cost of revenue - recurring	$311	$448	$1,567	$1,765
Cost of revenue - implementation services and other	212	297	1,251	1,202
Sales and marketing	631	1,207	3,347	4,567
Research and development	468	714	2,609	2,942
General and administrative	991	1,973	4,722	7,723
Total	$2,613	$4,639	$13,496	$18,199

PAYLOCITY HOLDING CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

	For the Years Ended June 30,
	2015	2016
Cash flows from operating activities:

Net loss	$(13,972)	$(3,851)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	13,169	17,563
Depreciation and amortization	8,609	13,873
Deferred income tax expense	91	150
Provision for doubtful accounts	90	159
Loss on disposal of equipment	256	712
Changes in operating assets and liabilities:
Accounts receivable	(449)	(725)
Prepaid expenses	(1,754)	(3,270)
Trade accounts payable	(186)	72
Accrued expenses	5,251	8,310
Net cash provided by operating activities	11,105	32,993

Cash flows from investing activities:
Capitalized internal-use software costs	(4,215)	(8,391)
Purchases of property and equipment	(9,020)	(16,083)
Payments for acquisitions	(11,979)	(483)
Net change in funds held for clients	(173,958)	(648,403)
Net cash used in investing activities	(199,172)	(673,360)

Cash flows from financing activities:
Net change in client funds obligation	173,958	648,403
Proceeds from follow-on offering, net of issuance costs	18,367	—
Payments on initial public offering costs	(75)	—
Proceeds from exercise of stock options	247	137
Proceeds from employee stock purchase plan	1,773	2,991
Taxes paid related to net share settlement of equity awards	(3,793)	(5,926)
Net cash provided by financing activities	190,477	645,605
Net Change in Cash and Cash Equivalents	2,410	5,238
Cash and Cash Equivalents—Beginning of Year	78,848	81,258
Cash and Cash Equivalents—End of Year	$81,258	$86,496
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Build-out allowances received from landlords	—	$1,888
Purchase of property and equipment and internal-use software, accrued but not paid	$210	$607
Unpaid initial offering costs	—	—
Supplemental disclosure of cash flow information
Cash paid for income taxes, net of refunds	$162	$3
Cash paid for interest	—	—

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$21,888	$33,258	$81,802	$132,616
Amortization of capitalized internal-use software costs	685	1,577	2,606	5,446
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	523	745	2,818	2,967
Adjusted gross profit	$23,096	$35,580	$87,226	$141,029

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$38,183	$57,784	$144,069	$220,104
Cost of recurring revenues	11,750	18,273	46,366	66,131
Recurring gross profit	26,433	39,511	97,703	153,973
Amortization of capitalized internal-use software costs	685	1,577	2,606	5,446
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	311	448	1,567	1,765
Adjusted recurring gross profit	$27,429	$41,536	$101,876	$161,184

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation from operating loss to non-GAAP operating income (loss):
Operating loss	$(4,264)	$(5,040)	$(13,921)	$(3,550)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,613	4,639	13,496	18,199
Amortization of acquired intangibles	349	380	919	1,522
Non-GAAP operating income (loss)	$(1,302)	$(21)	$494	$16,171

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation from net loss to non-GAAP net income (loss):
Net loss	$(4,429)	$(5,412)	$(13,972)	$(3,851)
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,613	4,639	13,496	18,199
Amortization of acquired intangibles	349	380	919	1,522
Non-GAAP net income (loss)	$(1,467)	$(393)	$443	$15,870

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Calculation of non-GAAP net income (loss) per share:
Non-GAAP net income (loss)	$(1,467)	$(393)	$443	$15,870
Diluted weighted-average number of common shares (pro forma for years ended June 30, 2015 and 2016)	50,650	51,058	52,493	53,522
Non-GAAP net income (loss) per share	$(0.03)	$(0.01)	$0.01	$0.30

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation from diluted weighted-average number of common shares as reported to pro forma diluted weighted average number of common shares
Diluted weighted-average number of common shares, as reported	50,650	51,058	50,127	50,913
Weighted-average effect of potentially dilutive shares	—	—	2,366	2,609
Pro forma diluted weighted-average number of common shares	50,650	51,058	52,493	53,522

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation from net loss to Adjusted EBITDA:
Net loss	$(4,429)	$(5,412)	$(13,972)	$(3,851)
Interest expense	—	—	—	—
Income tax expense	39	34	105	177
Depreciation and amortization	2,364	3,998	8,609	13,873
EBITDA	(2,026)	(1,380)	(5,258)	10,199
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,613	4,639	13,496	18,199
Adjusted EBITDA	$587	$3,259	$8,238	$28,398

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$11,883	$17,361	$43,035	$61,832
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	631	1,207	3,347	4,567
Non-GAAP Sales and Marketing	$11,252	$16,154	$39,688	$57,265

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$5,513	$7,749	$19,864	$26,736
Capitalized internal-use software costs	1,671	2,584	4,215	8,391
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	468	714	2,609	2,942
Non-GAAP Total Research and Development	$6,716	$9,619	$21,470	$32,185

	Three months Ended June 30,		For the year Ended June 30,
	2015	2016	2015	2016
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$8,756	$13,188	$32,824	$47,598
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	991	1,973	4,722	7,723
Amortization of acquired intangibles	349	380	919	1,522
Non-GAAP General and Administrative	$7,416	$10,835	$27,183	$38,353